SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K8 /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 20, 2008

EURO TREND INC.
(Exact name of registrant as specified in Charter)

Nevada		98-0530147
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

875 Merrick Avenue
Westbury, NY 11590
(Address of Principal Executive Offices)

(212) 564-4922
(Issuer Telephone number)

13 Falcon Hill
Lovers Walk Tivoli, Cork, L2 0000Ireland
00-353-862-44-5850
(Former name, former address and former fiscal year,
if changed since last report)

Copies of communications to:
RICHARD I. ANSLOW, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No.1 on Form 8-K/A to the Euro Trend, Inc. Form 8-K originally filed with the Securities and Exchange Commission on October 24, 2009 (the “Form 8-K”) amends and restates the share issuance amount to the Data Storage Corporation shareholders upon completion of the share exchange agreement and amends the previously filed share exchange agreement as an exhibit to the Form 8-K.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired Data Storage Corporation (“Data Storage” or “DSC”) a data storage company that specializes in data protection, data archival and disaster recovery in accordance with a Share Exchange Agreement dated October 20, 2008 (“Exchange Agreement”) by and among Euro Trend Inc., a Nevada corporation (“Euro Trend” or the Company), Data Storage Corporation, a Delaware corporation, and the Shareholders of Data Storage.  The closing of the transaction took place on October 20, 2008 (the “Closing Date”).   On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of Data Storage (the “Interests”) from the Data Storage Shareholders; and the Data Storage Shareholders transferred and contributed all of their interests to us. In exchange, we issued to the Data Storage Shareholders 83,687,500 shares of our common stock (the “Data Storage Shares”) and 1,401,786 shares a Series A Preferred Stock.  Pursuant to the terms of the Exchange Agreement, Peter O’Brien cancelled a total of 3,000,000 shares of Euro Trend common stock.

Data Storage is principally engaged in the sale of solutions that provide businesses protection of critical electronic data, these services consist of data backup, data replication, corporate compliance of data handling, while insuring  disaster recovery and business continuity.

Pursuant to the Exchange Agreement, Data Storage became a wholly-owned subsidiary of Euro Trend.  A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on October 20, 2008, we acquired Data Storage, a Delaware company, in accordance with the Exchange Agreement.

On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of Data Storage from the Data Storage Shareholders; and the Data Storage Shareholders transferred and contributed all of their Interests to us.  In exchange, we issued to the Data Storage Shareholders 83,687,500 shares of our common stock, or approximately 96% of our issued and outstanding common stock and 1,401,786 shares a Series A Preferred Stock.  On the Closing Date, Data Storage became our wholly owned subsidiary.

The above transaction has been accounted for as a reverse merger (recapitalization) with Data Storage being deemed the accounting acquirer and Euro Trend being deemed the legal acquirer. Accordingly, all historical financial information presented in all future filings of Euro Trend since October 20, 2008 (the date of the reverse merger) will be that of Data Storage.

BUSINESS

Overview

Corporate History

Euro Trend Inc. was incorporated on March 27, 2007 under the laws of the State of Nevada intending to commence business operations by distributing high-end European made designer clothing in mass wholesale and retail markets throughout Western Europe, Canada and the United States of America. On October 20, 2008 we completed a Share Exchange Agreement whereby we acquired all of the outstanding capital stock and ownership interests of Data Storage Corporation. In exchange we issued 83,687,500 shares of our common stock and 1,401,786 shares a Series A Preferred Stock to the Data Storage Shareholders.

Description of Data Storage

Data Storage Corporation (“Data Storage” or “DSC”) was incorporated in Delaware on August 29, 2001. Data Storage develops and manages customized, powerful, premium solutions for data protection including: Storage Infrastructure Design and Management, Business Continuity Planning and Disaster Recovery, Virtualization, Archiving, Disk and Transaction Mirroring, and Internet Services..

Data Storage derives revenues from the sale of solutions that provide businesses protection of critical electronic data. At this time, these services consist primarily of offsite data backup and de-duplication for disaster recovery and business continuity purposes. We have operations in a non-collocated datacenter in Westbury, New York and a disaster recovery facility which is located over 1,000 miles away from the primary data center in Westbury, leveraging another non-collocated facility in Fort Lauderdale, Florida. We deliver our services over a highly intelligent, reliable, redundant and secure fiber optic network, with separate and diverse routes to the Internet. This network and geographical diversity is important to clients seeking storage hosting and backup services, as it ensures protection of data in the case of a network interruption.

Data Storage is in the position today to leverage our infrastructure to grow revenue to significant levels by asset acquisition of data backup service providers’ customer bases. The aim is to reduce costs through economies of scale while reducing competition in local markets and consolidating efforts during the current economic downturn. Over 4,000 such service providers exist today; providing DSC with ample acquisition targets. Initial base acquisitions will be derived from companies that offer similar services to Data Storage as greater economies of scale can be realized using this strategy. In the future, DSC believes opportunities exist to acquire synergistic service providers to enhance our products and services portfolio. We believe that the opportunity exists today to roll up customer bases from resellers and software licensees of backup software. This will enable Data Storage to create a national presence as the premiere encrypted data depository; the National Data Bank. The roll up of these technical consulting companies and system integrators will also form a powerful distribution channel for both our current and future product and service offerings. Acquisition activity including organic growth is forecasted at $3.7 Million for 2009 and $9.7 Million for 2010. These revenue outlooks form the base line revenue for each consecutive year since revenue is monthly recurring and normally under a three year agreement with clients.

The marketplace providing data backup services are segmented into systems integrators that have added data protection services as an additionally product line adding to their bundle of services and products. In many situations, these companies have purchased equipment and software licenses, and in others, they simply resell without equipment and invoice their clients on a monthly recurring basis. Ownership of the account is with the software licensee or software company. The companies that resell or whom have purchased equipment have a restricted exit and little upside, except for their recurring compensation, which ranges from 20% to 50%. These potential acquisitions sell into their client base and convert their clients from an older technology to data vaulting. Data Storage’s position will be to invite these potential acquisition candidates to roll up, receiving cash and stock while providing their exit. These acquisitions will become members of the national brand, National Data Bank; a USA secured and encrypted data depositary which is currently in process of registration. The companies whom have sold their bases to Data Storage will have this identification on their business card and continue to receive a royalty and continue to sell Data Storage services. This movement will unite the system integrator and their client with Data Storage forming a powerful distribution channel and one that does not exist today in the industry.

Today there exists over 4,000 companies selling backup services, from small providers selling backup to the local business to large companies offering the ability to house their client’s employees and equipment in a situation of disaster, a hot site.

As a complete industry overview the combined disk, and optical storage industry is approaching $50B in revenue, while the storage management software industry now exceeds $5B in annual revenue. The global data storage market is forecasted to reach $39B by year 2010. It already reached $19.8B by 2005. The enterprise storage market is in excess of $15B, the midrange storage market in excess of $13B, the storage software market is in excess of $9B and the network attached storage in excess of $2B.

More specially as it relates to the services planned and currently being provided, IDC analysts’ worldwide storage-as-a-service forecast (in terms of backup, archiving, and replication) shows demand for DSC’s core services increasing to over $1.4 billion in 2011, up from under $400 million in 2006. IDC’s worldwide online backup services forecast shows that demand for online backup services specifically is growing year over year from 2006 through 2011 at a minimum of 25%. The largest growth is seen coming from the SMB, followed by enterprise customers. Virtual Tape Library’s has a market size of 5 billion by 2012.

Data Storage’s target base will be the mid size marketplace, initially, less than 500 employees; acquiring customer bases that range from 15 to 500 employee size clients initially during 2008 and 2009. Average monthly client invoices ranges per account will be 250 – 2500 dollars. Organically, Data Storage will continue to focus on major distribution channels; the healthcare industry and the continuation of channel partners and distributors.

It is our objective to build a national data protection solution provider protecting corporate and healthcare information while satisfying the business continuity and compliance requirements.

Healthcare DPS, a division of Data Storage, provides outsourced data protection technology and services for hospitals, nursing and residential care facilities, physician’s offices, home healthcare service companies, dental offices, alternative healthcare offices, outpatient care centers, ambulatory healthcare service companies, and medical and diagnostic laboratories in the New York metropolitan area. Healthcare DPS assists companies in complying with HIPAA and other federal and local regulations on data protection.

With zero tolerance for downtime, larger healthcare organizations require extremely reliable mission-critical data protection services. A host of state and industry regulators are now urging, and in some cases requiring, the development of business continuity and disaster recovery plans to ensure the backup, protection and recovery of data on a long-term basis. Internet Services over Ethernet is rapidly becoming the technology of choice to address these critical data center needs, because of its ability to provide transparent connectivity over the wide area. Data Storage offers an array of services in order to satisfy all of the aforementioned requirements.

Description of Data Storage’s Business

Data Storage provides online backup, data archival and disaster recovery service for a range of businesses, at a competitive cost through the operation of an internet and private network based service utilizing state of the art technology and high calibre personnel. Under our current management, we have grown and developed adding personnel to provide services in all time zones.

We service customers from our New York premises which consist of modern offices and a technology suite adapted to meet the needs of a technology based business. Our primary role is to provide, maintain and develop the network hub hardware and software to meet the needs of our customers.

Data Storage varies its use of resource, technology and work processes to meet the changing opportunities and challenges presented by the market and the internal customer requirements.

Organizational Profile

Organizational Chart

C.M. Piluso
President
OPEN/FILL JAN 2009
DIRECTOR, VAR PARTNERS
B. Civale
V-P Bus Development/INT'L
FILLED OCT 2008
ADMINISTRATOR
J. Nicco
VP HEALTHCARE OPS UNIT
FILL JAN 2009
DIRECTOR OF SALES
DIRECTOR, OPERATION
FILL JAN 2009
USA VAR MANAGMENT
STRATEGIC INT'L RELATIONS
INT'L VAR'S
STRATEGIC PARTNER MANAGEMENT
ACCOUNT EXECUTIVE TEAM
LEAD GENERATION TEAM
TECHNICAL SUPPORT
DATA CENTER MANAGEMENT
INSTALLATION
CLIENT SUPPORT

Services

We offer the following services to our clients.

Archiving-Backup Lifecycle Management (BLM)

Backup data must be managed throughout its life cycle to provide the best data protection, meet compliance regulations and to improve recovery time objectives (RTO). The BLM Archiver offers policy-based file archiving and manages archiving and restoration of data from backup sessions, reducing the cost of inactive files on-line. It creates restorable point-in-time copies of backup sets for historical reference to meet compliance objectives and creates Certificates of Destruction. All of an enterprise's data can be placed into one of two categories. Critical information is that which is needed for day-to-day operations and resides in the system's primary storage for fast access. Important information is the historical, legal and regulatory information that can safely be archived to secondary storage, lower cost disk or tapes stored offsite.

Backup Lifecycle Management is a growing trend that promises substantial savings in hardware and administration, but not if the existing backup system is BLM-unfriendly. To achieve the expected return on investment (ROI), most enterprises will find it well worth choosing Distributed Backup that replaces traditional tape backup and integrates with BLM's unique technology for the greatest reduction in cost and complexity.

While there are many backup solutions on the market, not all are BLM-ready, even among those that backup to disk. It is important to note that simply replacing tape with low-cost disk will not provide the technological advantages of a tested, technologically distinct BLM architecture.

Continuous Data Protection (CDP) Appliance

As data continually mounts in today’s fast-paced business environment, organizations need to protect their systems on an ongoing basis, or risk losing mission-critical data, information, and transactions, as well as associated business revenue.

Continuous data protection is the process whereby data is captured and replicated to a separate storage location to ensure that a set of critical data is always available. With CDP you can roll back data to any known good point in time whenever necessary. In the event of a planned (maintenance, upgrade) or unplanned outage from a corrupted/lost file to a system failure or site level disaster, CDP ensures rapid data recovery to minimize downtime and data loss.

We provide a scalable CDP solution architecture designed to maximize business continuity of mission-critical messaging and database applications for data centers, dispersed branch offices, and even individual desktops and notebooks.

CDP solutions employ sophisticated I/O, CPU, and network throttling to achieve efficiency and reliability. Moreover, to protect against connectivity failures and interruptions, CDP features an auto resume mechanism that sustains replication and adapts according to the environment to achieve optimal and predictable performance.

Hard Disk Recovery by DriveSavers.com

We are an authorized reseller of DriveSavers hard disk recovery. DriveSavers’ advanced engineering methods and certified Class 100 clean room enable us to recover data from all hard drives, storage devices and removable media. We can recover from devices that have been dropped, sustained water or fire damage, suffered corruption, power failure, file deletion, or reformatting.

DriveSavers works with all versions of Windows, Mac, NetWare, and UNIX. They recover data from hard drives and removable media such as floppy diskettes, CD, or DVD. They also recover from all types of servers, RAID, SAN, and NAS devices.

Microsoft Exchange Backup

Continuous Data Protection (CDP) for Exchange

CDP provides a more efficient e-mail backup option based on its virtually unlimited granularity to remove the data loss vulnerabilities between regularly scheduled backups by optimizing Recover Point Objectives (RPO). As e-mail messages enter the Exchange server, CDP monitors the mailboxes and will immediately send those new e-mails to be backed up. Customers can now restore data from an infinite number of backup points, while the backup window and recovery time objectives are effectively reduced to zero. CDP is enabled for Microsoft Exchange using the Message Level Restore (MLR) functionality.

Offsite Backup Services

We provide online backup services that transfer a client’s information over the Internet or on a dedicated private circuit to our secure company owned off-site storage location. Our online backup service provides the most advanced data protection solution for small and medium businesses. Our service turns an ordinary server into a powerful and fully automated network backup device.

Even the most efficient organization must deal with the rare or occasional system maintenance, failures and outages. However, all businesses with intensive reliance on IT must be ready for the more catastrophic failures, such as fire, power outage or natural disaster. Our system addresses all data protection needs, from around-the-clock always updated protection of servers to the compliant archiving of data.

Virtual Tape Library (VTL)

Data Storage VTL addresses the issues associated with using physical tape as a primary backup/restore medium. Using a variety of protocols, VTL transfers data to and from disk-based virtual tapes at ultra-high speeds for fast backup and reliable recovery.

Replication with VTL enables cost-effective electronic transport for data recovery and infrastructure consolidation. Replication can be bi-directional, many-to-one, or on-to-many, providing highly efficient protection for any topology.

Only newly-created unique data is replicated, requiring a fraction of the bandwidth utilized by other technologies. Physical tape can be eliminated from remote/branch offices and consolidated at a central site. Only a single copy of data is replicated, even if it exists at multiple sites.

Tape is widely used as a prime medium for satisfying long-term compliance and archiving requirements. VTL maximizes the functionality of physical tape by offering multiple methods for creating and managing tapes, providing the flexibility to meet any required tape management schema.

Organizations today need to protect data company-wide, from the data center to the remote office. VTL is scalable solution deployed in companies of all sizes, from small and mid-sized businesses to large enterprise environments protecting multiple Petabytes of data. Whether customers require the simplicity of a single VTL or have multi-node and high-availability requirements, they can use VTL confidently, knowing that the solution will scale as their business grows.

Competition

Principal competitors by service sector are:

Data Protection

Commvault- a software company focused primarily on data management. Uses singular architecture based on Common Technology Engine to deliver data movement and expansion to changing business requirements. Commvault offers a team of engineers and consultants for customizing solutions for customers in six continents.

Fujitsu – With regional sites in 70 countries, Fujitsu is a leading provider of IT based business solutions. Along with Fujitsu Siemens Computers, it is one of the world’s top providers of servers. Services include consulting systems, integration, IT infrastructure management, computer products and telecommunication.

Hitachi – is a provider of servers, PCs, software, and telecommunications. The Information & Telecommunication Systems segment is active in areas such as hardware, communications infrastructure, hard disk drives and other storage products, as well as the provision of systems integration services based on these products.

Symantec – parent company of Norton is an industry leader in electronic messaging security, offering solutions for instant messaging, anti-spam, anti-virus, legal and content compliance, legal discovery and message archiving.

CA (Computer Associates) - offers data protection with a multi-layered solution that combines data backup, security, replication and failover.

Data De-Duplication

Diligent – is an innovator in enterprise-class disk-based data protection solutions. Recently acquired by IBM, it is the inventor of ProtecTIER, de-duplication platform capable of inline de-duplication, eliminating redundant data and amount of physical storage required.

NetApp – is a creator of storage and data management solutions for maximizing cost efficiency, offering single platform for a range of networked environments. Infrastructure solutions include archive and compliance, business continuity, disk to disk backup, storage consolidation and testing & development.

Overland Storage– this company offers a complete set of data protection appliances for small and midrange customers, to reduce backup window and simplify data retention. Emphasis is on improving data recovery speed and cost effective methods of disaster recovery.

Quantum – global specialist in backup and recovery as well as archiving of data. It was the first to market variable length de-duplication, virtual tape library for open systems and unified disk to disk backup systems.

Virtual Tape Library

Data Domain - is aimed at reducing or eliminating tape infrastructure with disk and network based data protection. Services include file storage, backup, disaster recovery, long term retention of enterprise data and litigation support as well as regulatory compliance assistance.

Falconstor – implements solutions using Continuous Data Protector, virtual tape library and network storage server.  It offers a complete line of energy conscious solutions for various industries using their IPstor storage virtualization platform.

Sepaton –  is a provider of VTL solutions for data protection, offering products and services to assist in a wide range of data protection issues such as backup performance, regulatory/corporate compliance, disaster recovery and containment of IT costs.

Off-Site Data Vaulting

There are many companies providing data vaulting services, from companies purchasing wholesale without a data center or equipment and these that have invested in equipment and software licensees. A smaller segment of companies have developed software that provide for data vaulting some of which only license their software and others that compete with their licensees.

Evault – offers online backup and recovery solutions allowing automatic storage of critical data and off-site vaults. It offers a broad range of services including archiving, email compliance, eDiscovery, business continuity planning and disaster recovery testing.

Sungard – is a leader in software and processing technology for the financial services, higher education and public sector industries. It is a major provider in information availability solutions, managed IT as well as services for applications and data center outsourcing.

Live Vault / Iron Mountain - offers online backup and recovery solutions allowing automatic storage of critical data and off-site vaults. It offers a broad range of services including archiving, email compliance, eDiscovery.

Storage Drives

IBM – (International Business Machines Corporation) specializes in computer and technology consulting as well as manufacturing and selling computer hardware and software. Infrastructure services include hosting, from mainframe to nanotechnology.

Employees

The Company currently employs six employees and is expected to add four additional employees by year end.

RISK FACTORS

    You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this current report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not currently have employment agreements with some of our officers. We do not maintain key man life insurance on the lives of these individuals.

WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NEVER ISSUE DIVIDENDS.

We did not declare any dividends for the year ended October 31, 2007 and have not declared any dividends to date in 2008. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

FUTURE ACQUISITIONS MAY HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MANAGE OUR BUSINESS.

If we are presented with appropriate opportunities, we may acquire complementary technologies or companies. Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new technologies and personnel, unforeseen or hidden liabilities, the diversion of management attention and resources from our existing business and the inability to generate sufficient revenues to offset the costs and expenses of acquisitions. Any difficulties encountered in the acquisition and integration process may have an adverse effect on our ability to manage our business.

Risks Related to Our Industry

OUR ABILITY TO CONTINUE TO DEVELOP AND EXPAND OUR PRODUCT OFFERINGS TO ADDRESS EMERGING BUSINESS DEMANDS AND TECHNOLOGICAL TRENDS WILL IMPACT OUR FUTURE GROWTH. IF WE ARE NOT SUCCESSFUL IN MEETING THESE BUSINESS CHALLENGES, OUR RESULTS OF OPERATIONS AND CASH FLOWS WILL BE MATERIALLY AND ADVERSELY AFFECTED.

Our ability to implement solutions for our customers incorporating new developments and improvements in technology which translate into productivity improvements for our customers and to develop product offerings that meet the current and prospective customers’ needs are critical to our success. The markets we serve are highly competitive. Our competitors may develop solutions or services which make our offerings obsolete. Our ability to develop and implement up to date solutions utilizing new technologies which meet evolving customer needs in backup and disaster recovery solutions will impact our future revenue growth and earnings.

OUR PRIMARY MARKET CONSISTING OF SMALL TO MEDIUM BUSINESSES WITH INFORMATION TECHNOLOGY REQUIREMENTS THAT CAN BE SERVICED BY OUR PRODUCTS, IS A HIGHLY COMPETITIVE MARKET. IF WE ARE UNABLE TO COMPETE IN THIS HIGHLY COMPETITIVE MARKET, OUR RESULTS OF OPERATIONS WILL BE MATERIALLY AND ADVERSELY AFFECTED.

Our competitors include large, technically competent and well capitalized companies. As a result, the markets which we serve are highly competitive. This competition may place downward pressure on operating margins in our industry. As a result, we may not be able to maintain our current operating margins for our product offerings in the future.

Any reductions in margins will require that we effectively manage our cost structure. If we fail to effectively manage our cost structure during periods with declining margins, our results of operations will be adversely affected.

THE BACKUP AND DISASTER RECOVERY SPACE IS HIGHLY COMPETITIVE AND FRAGMENTED, WHICH MEANS THAT OUR CUSTOMERS HAVE A NUMBER OF CHOICES FOR PROVIDERS OF SERVICES AND PRODUCTS AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

The market for our products is highly competitive. The market is fragmented, there are a wide variety of product offerings with different capabilities, and no company holds a dominant position. Consequently, our competition for clients varies significantly Most of our competitors are larger and have greater technical, financial, and marketing resources and greater name recognition than we have in the markets we collectively serve. In addition, clients may elect to increase their internal IT systems resources to satisfy their backup/disaster recovery needs.

CHANGES IN GOVERNMENT REGULATIONS AND LAWS AFFECTING THE IT INDUSTRY, INCLUDING ACCOUNTING PRINCIPLES AND INTERPRETATIONS AND THE TAXATION OF DOMESTIC AND FOREIGN OPERATIONS, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations which, in many instances, is due to their lack of specificity. As a result, the application of these new standards and regulations in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent auditors’ audit of that assessment has required the commitment of significant internal, financial and managerial resources.

The Financial Accounting Standards Board, SEC or other accounting rulemaking authorities may issue new accounting rules or standards that are different than those that we presently apply to our financial results. Such new accounting rules or standards could require significant changes from the way we currently report our financial condition, results of operations or cash flows.

U.S. generally accepted accounting principles have been the subject of frequent interpretations. As a result of the enactment of the Sarbanes-Oxley Act of 2002 and the review of accounting policies by the SEC as well as by national and international accounting standards bodies, the frequency of future accounting policy changes may accelerate. Such future changes in financial accounting standards may have a significant effect on our reported results of operations, including results of transactions entered into before the effective date of the changes.

We are subject to income taxes in the United States. Our provision for income taxes and our tax liability in the future could be adversely affected by numerous factors including, but not limited to, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws, regulations, accounting principles or interpretations thereof, which could adversely impact our financial condition, results of operations and cash flows in future periods.

Risks Associated with our Securities

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Forward-Looking Statements

The following discussion may contain certain forward-looking statements. Such statements are not covered by the safe harbor provisions. These statements include the plans and objectives of management for future growth of the Company, including plans and objectives related to the consummation of acquisitions and future private and public issuances of the Company's equity and debt securities. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

The words “we,” “us” and “our” refer to the Company. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties, including but not limited to: (a) limited amount of resources devoted to achieving our business plan; (b) our failure to implement our business plan within the time period we originally planned to accomplish; (c) our strategies for dealing with negative cash flow; and (d) other risks that are discussed in this report or included in our previous filings with the Securities and Exchange Commission.

COMPANY OVERVIEW

Data Storage provides online backup, data archival and disaster recovery service to businesses at a competitive cost through the operation of an internet and private network based service utilizing state of the art technology and high calibre personnel. Under our current management, we have grown and developed adding personnel to provide a service in all time zones.

We service customers from our New York premises which consist of modern offices and a technology suite adapted to meet the needs of a technology based business. Our primary role is to provide, maintain and develop the network hub hardware and software to meet the needs of our customers.

Data Storage varies its use of resource, technology and work processes to meet the changing opportunities and challenges presented by the market and the internal customer requirements.

PLAN OF OPERATIONS

Data Storage is in the position today to leverage our excellent infrastructure to grow revenue to significant levels by asset acquisition of data backup service providers’ customer bases. The aim is to reduce costs through economies of scale while reducing competition in local markets and consolidating efforts during the current economic downturn. Over 4,000 such service providers exist today; providing us with ample acquisition targets. Initial base acquisitions will come from companies that offer similar services to Data Storage as greater economies of scale can be realized using this strategy. In the future, we see opportunities to acquire synergistic service providers to enhance or products and services portfolio. We believe that the opportunity exists today to roll up customer bases from resellers and software licensees of backup software. This will enable Data Storage to create a national presence as the premiere encrypted data depository; the National Data Bank. The roll up of these technical consulting companies and system integrators will also form a powerful distribution channel for both our current and future product and service offerings. Acquisition activity including organic growth is forecasted at $3.7 Million for 2009 and $9.7 Million for 2010.

The marketplace providing data backup services are segmented into systems integrators that have added data protection services as an additionally product line adding to their bundle of services and products. In many situations, these companies have purchased equipment and software licenses, and in others, they simply resell without equipment and invoice their clients on a monthly recurring basis. Ownership of the account is with the software license or software company. The companies that resell or whom have purchased equipment have a restricted exit and little upside, except for their recurring compensation, which ranges from 20% to 50%. These potential acquisitions sell into their client base and convert their clients from an older technology to data vaulting. Data Storage’s position will be to invite these potential acquisition candidates to roll up, receiving cash and stock while providing their exit. These acquisitions will become members of the national brand, National Data Bank; a USA secured and encrypted data depository. The companies whom have sold their bases to Data Storage will have this identification on their business card and continue to receive a royalty and continue to sell Data Storage services. This movement will unite the system integrator and their client with Data Storage forming a powerful distribution channel and one that does not exist today in the industry.

Today there exists over 4,000 companies selling backup services, from small providers selling backup to the local business to large companies offering the ability to house their client’s employees and equipment in a situation of disaster, a hot site.

Today, the products and services that Data Storage offers are the following: Data Vaulting with a market size of 5 billion by 2013, Virtual Tape Library’s with a market size of 5 billion by 2010; Data Replication; and, Professional Services with Business Continuity Planning Services. Data Storage’s target base will be the mid size marketplace, initially, less the 500 employees; acquiring customer bases that range from 15 to 500 employee size clients initially during 2008 and 2009. Average revenue ranges per account will be $250 – $2,500 per month. Organically, Data Storage will continue to focus on major distribution channels; the healthcare industry and the continuation of channel partners and distributors.

It is our objective to build a national data protection solution provider protecting corporate and healthcare information while satisfying the business continuity and compliance requirements.

Through Healthcare DPS, a division of Data Storage, we provide outsourced data protection technology and services for hospitals, nursing and residential care facilities, physician’s offices, home healthcare service companies, dental offices, alternative healthcare offices, outpatient care centers, ambulatory healthcare service companies, and medical and diagnostic laboratories in the New York metropolitan area.  Healthcare DPS assists companies in complying with HIPAA and other federal and local regulations on data protection.

With zero tolerance for downtime, larger healthcare organizations require extremely reliable mission-critical data protection services. A host of state and industry regulators are now urging, and in some cases requiring, the development of business continuity and disaster recovery plans to ensure the backup, protection and recovery of data on a long-term basis. Internet Services over Ethernet is rapidly becoming the technology of choice to address these critical data center needs, because of its ability to provide transparent connectivity over the wide area. Data Storage offers an array of services in order to satisfy all of the aforementioned requirements.

Principal Factors Affecting our Financial Performance

We believe that the following factors affect our financial performance:

•	Ability to successfully negotiate asset acquisitions of other data storage providers
•	Ability to continue to sell services
•	Risk of price compression in the industry

Results of Operations

DATA STORAGE CORPORATION
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Sales	$668,172	$418,347

Cost of sales	339,223	345,819

Gross Profit	328,949	72,528

Selling, general and administrative	574,130	456,891

Loss from Operations	(245,181)	(384,363)

Other Income:
Interest Income	674	543
Other Income	-	420
Total Other Income	674	963

Loss before provision for income taxes	(244,507)	(383,400)

Provision for income taxes	-	-

Net Loss	$(244,507)	$(383,400)

Net Revenue

Net Revenues increased $249,825 from $418,347 for the year ended December 31, 2006 to $668,172 for the year ended December 31, 2007 or 59.72%.  This is principally due to sales to new customers and growth coming from increased sales to existing customers

Cost of Goods Sold

Cost of Goods sold decreased $6,596 from $345,819 for the year ended December 31, 2006 to $339,223 for the year ended December 31, 2007.  This decrease is primarily due to a restructuring of customer service employees.

Gross profit percentage

Gross profit percentage increased 31.9% from 17.3% for the year ended December 31, 2006 to 49.2% for the year ended December 31, 2007.  This is due to the fact that the data center operations did not require significant additional expense to support the growth in customer base.

Selling General & Administrative

Selling General & Administrative expenses increased by $117,239 from $456,891 for the year ended December 31, 2006 to $574,130 for the year ended December 31, 2007.  This was principally due to the addition of management salaries of $79,231 and telemarketing salaries of $45,916

DATA STORAGE CORPORATION
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2008 AND 2007

	2008	2007

Sales	$328,587	$337,917

Cost of sales	163,603	169,667

Gross Profit	164,984	168,250

Selling, general and administrative	286,644	280,191

Loss from Operations	(121,660)	(111,941)

Other Income (expense):
Interest Income	36	630
Interest Expense	(876)	-
Total Other Income (Expense)	(840)	630

Loss before provision for income taxes	(122,500)	(111,311)

Provision for income taxes	-	-

Net Loss	$(122,500)	$(111,311)

Net Revenue

Net revenue declined by $9,330 from $337,917 in the six months ended June 30, 2007 to $328,587 for the six months ended June 30, 2008.  This represented a decrease of 2.76%

Cost of Goods Sold

Cost of goods sold remained consistent at 50% for both periods presented

Selling General & Administrative Expenses

Selling, General & Administrative expenses increased $6,453 or 2.3% from $280,191 for the six months ended June 30, 2007 to $286,644 for the six months ended June 30, 2008.  This is principally due to general inflation increases in costs.

LIQUIDITY AND CAPITAL RESOURCES

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.  In 2008 we intend to continue to work to increase our presence in the marketplace through both organic growth and acquisition of data storage service provider’s assets.

To the extent we are successful in growing our business, identifying potential acquisition targets and negotiating the terms of such acquisition, and the purchase price includes a cash component, we plan to use our working capital and the proceeds of any financing to finance such acquisition costs. Our opinion concerning our liquidity is based on current information. If this information proves to be inaccurate, or if circumstances change, we may not be able to meet our liquidity needs.

During the calendar year 2007 the company’s cash increased $14,177 to $37,803. The Company’s principal shareholder funded the company’s capital needs for the year ended December 31, 2007 on an as needed basis.

The Company’s working capital increased $1.3 million from between July 1, 2008 and October 15, 2008. This increase arose from the sale of preferred stock to 4 individuals who were not previously shareholders of the Company.

MANAGEMENT

Appointment of New Directors

Effective as of the closing of the exchange transaction, and subject to applicable regulatory requirements, Mr. Peter O’ Brien our former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Sole Director resigned from all positions held with the Company.

 The following table sets forth the names, ages, and positions of our new executive officers and directors as of the Closing Date. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by our stockholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Charles M. Piluso	55	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chairman of the Board and Treasurer
Jason Nocco	29	Secretary
Lawrence A. Maglione	46	Director
Richard P. Rebetti, Jr.	42	Director
John Argen	54	Director
Joseph B. Hoffman	51	Director
Jan Burman	56	Director
Biagio Civale	73	Director

Charles M. Piluso, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Chairman of the Board and Treasurer

Prior to Data Storage Corporation, Mr. Piluso founded North American Telecommunication Corporation; facilities based Competitive Local Exchange Carrier licensed by the Public Service Commission in ten states, serving as the company's Chairman and President from 1997 to 2000. Between 1990 and 1997, Mr. Piluso served as Chairman & founder of International Telecommunications Corporation, a facilities-based international carrier licensed by the Federal Communications Commission.

Founded International Telecommunications Corporation in 1990 and grew from two employees to 135 employees with $170 million in revenues by 1997. The company had operations, agreements and partnerships in many countries including Russia, Ukraine, Jordan, Israel, United Kingdom, Dominican Republic, Chile and Canada. During his tenure, Mr. Piluso grew the company to the fifth largest international facilities based carrier in the USA within five years.  In 1995 Mr. Piluso sold an interest to Ronald Lauder’s Venture Group and then finally cashed out in 1997 to a Latin America Group.

Mr. Piluso's career in the telecommunications industry began in 1978 when he joined ITT Corporation's Telephone Equipment Division. Over the years, Mr. Piluso was promoted from Sales to Sales Management, Marketing and Business Development in their Long Distance Division until 1984. He left ITT to become the General Manager of the New York region for United Technologies Corporation’s telephone unit.

Mr. Piluso graduated from St. John's University in 1976 with a Bachelor's Degree, received a Master's of Arts in Political Science and Public Administration, and earned a Masters of Business Administration in May 1986. Mr. Piluso was an Instructor Professor at St. John's University from 1986 through 1988 in the College of Business.  Member of the Board of Trustees: Molloy College; Member of the Board of Governors: Saint John’s University; and, received the 2001 Outstanding Alumni Award: Saint John’s University.

Jason Nocco, Secretary

Mr. Nocco joined Data Storage Corporation in 2001 and was promoted to Secretary in 2008. Mr. Nocco is responsible for Data Storage Corporation's Information Technology including Data Center Management, Technical Support Group, Client Installation, Channel Partner Support and Client Help Desk.  Prior to Data Storage Corporation, Mr. Nocco was employed by Cablevision Systems Corporation and The Dime Bank. Mr. Nocco holds a Bachelors of Science in Computer Technology and Networking from State University of New York and is also a graduate of the Executive Master’s in Business Administration degree program at the Zicklin School of Business at CUNY Baruch College.

Lawrence A. Maglione, Director

Mr. Maglione is a partner in the accounting firm Eisner & Maglione CPAs, LLC.  Mr. Maglione, a co-founder of Data Storage Corporation, is a financial management veteran with more than 24 years of experience. Prior to joining Data Storage Corporation Mr. Maglione was a co-founder of North American Telecommunications Corporation, a local phone service provider which provides local and long distance telephone services and data connectivity to small and medium sized businesses.

At North American Telecommunications Corporation Mr. Maglione was Chief Financial Officer, Executive Vice President and was responsible for all finance, legal and administration. During his tenor Mr. Maglione successfully raised over $100 million in debt and equity funding for North American Telecommunications Corporation.

Prior to North American Telecommunications Corporation Mr. Maglione spent over 14 years in public accounting and he brings a broad range of experience related to companies in the technology, retail services and manufacturing industries.

Mr. Maglione is a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. He holds a Bachelor of Science degree in Accounting; a Master’s of Science in Taxation and is a Certified Public Accountant.

Richard P. Rebetti Jr., Director

Prior to working for Data Storage Corporation, Mr. Rebetti was a co-founder of North American Telecommunications Corporation, where he worked from September of 1997 through February of 2001. North American Telecom is a competitive local exchange carrier offering local, long distance and data services to small and medium size businesses.

Mr. Rebetti was responsible for Systems and Technology, which included, Information Systems, Internet services, service delivery and Operational Support Systems. During the initial two years he was also responsible for billing, corporate marketing and client care.

Prior to working for North American Telecommunications Corporation, Mr. Rebetti worked for RSL COM, U.S.A., Inc., formally International Telecommunications Corporation (ITC). He was a co-founder of ITC in May of 1990. During his first 5 years at ITC, he was responsible for setting up and managing the accounting, billing and M.I.S. departments. During his last year and a half at RSL COM, U.S.A., Inc. he was President of RSL Com PriceCall, Inc. RSL Com PriceCall was the enhanced services division of RSL COM, U.S.A., Inc. During his tenure as President of PrimeCall, annual revenue went from $4,000,000 in 1995 to $40,000,000 in 1997.

Mr. Rebetti has a Bachelors of Science Degree in Finance and an Advanced Professional Certificate in Accounting from St. John's University, New York, as well as a Masters of Business Administration in Management from City University of New York, Baruch College.

John Argen, Director

John Argen is a Business Consultant and Developer specializing in the information technology, telecommunications and construction industries. He is a seasoned professional that brings 30 years of experience and entrepreneurial success from working with small business owners to Fortune 500 firms.

From 1992 to 2003, John Argen was the CEO and founder of DCC Systems, a privately held nationwide Technology Design / Build Construction Development and Consulting Solutions firm. Mr. Argen built DCC Systems from the ground up, re-engineering the firm several times to meet the needs of its clientele and enabled DCC Systems to produced gross revenues exceeding 100 million dollars in 2000.

 John has been a guest speaker at numerous corporate seminars and industry shows. He has been featured on NBC’s “Business Now” which accredited his Technology Construction Management methodology as an innovative process for implementing high tech projects on time and within budget.

Prior to DCC Systems Mr. Argen held senior management positions at ITT/Metromedia (15 years) and was VP of Engineering & Operations at DataNet, a Wilcox & Gibbs company (2 years). Throughout his corporate tenure he has worked in Operations, Marketing, Systems Engineering, Telecommunications and Information Technology. In a career that spans 30 years e he has had full responsibility for technology related and construction projects worth over a billion dollars.

John Argen graduated Pace University with a BPS in Finance. His commitment to continued education is reflected in his completion to over 2000 hours of corporate sponsored courses. Mr. Argen also holds a Federal Communication Commission (FCC) Radio Telephone 1st Class License.

Joseph B. Hoffman

Mr. Hoffman, a partner with Kelley Drye & Warren LLP, is a business lawyer with special focus in telecommunications transactions. Mr. Hoffman's practice encompasses a wide variety of issues confronting telecom and technology companies. He advises on purchase and sale of assets and companies as well as financing transactions, including venture capital, equipment leasing and institutional, and executive compensation matters.

He also represents investment companies, real estate developers, lenders and thoroughbred industry interests with respect to various corporate, financing, real estate and tax matters. Mr. Hoffman heads up the Commercial Group in Kelley Drye & Warren's Tysons Corner, Virginia and Washington offices

Jan Burman

Since 1978, Jan Burman has brought a unique style and personal sensitivity to the business of real estate development. He has an insight for spotting hidden opportunities that lesser-trained eyes overlook. This adds up to consistent results: value for partners, dividends for investors, and outstanding properties for tenants and buyers. Among his successes: a divestiture of nearly $140 million in holdings to First Industrial Realty Trust; he conceived and developed LI’s largest independent “golden age” community to date, The Meadows; he co-developed The Bristal, a growing family of prestigious Assisted Living communities; and, over the years, he has collaborated on the purchase and/or development of over 15 million square feet of property, from Canada to Florida. Jan, also a CPA, is the founder, past president and chairman of ABLI, the Association for a Better Long Island, which is an aggressive multi-focus lobby created to protect the economic needs of Nassau and Suffolk Counties. He is also a member of the Corporate Advisory Council for the School of Management at Syracuse University, from where he received his MBA.

Biagio Civale

Mr. Civale has a long, successful career in Telecommunications and as a distinguished Arbitrator with both NASD Regulations, Inc. and the American Arbitration Association. As an Arbitrator over the past 32 years, he has dealt with issues surrounding the performance of and adherence to contracts and relationships and responsibilities between and among Clients and Stockbrokers.

As Vice President of Business Development for North American Telecom, Mr. Civale created new business opportunities and alliances around the globe. As Regional Vice President for RSLCOM, he planned and implemented an international Telecommunications network inter-connecting 22 countries on four continents. And, as VP of International Business Development for International Telecommunications Corporation, he was directly responsible for obtaining operating agreements with 24 countries and reached 5th internationally.

Prior to International Telecommunications Corporation, Mr. Civale held various General Management positions with a number of International Business Concerns. Mr. Civale is fluent in 5 languages, has a degree from the University of Pisa and has studied Law at the University of Florence. Mr. Civale is also a member of the Data Storage Corporation Board of Directors.

Employment Agreements/ Terms of Office

None

Family Relationships

None

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives. The company will institute a code of ethics clause into the new employee manual and directors program, in 2009.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

EURO TREND INC EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

    The following table shows for the periods ended December 31, 2007 and 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer, and our Secretary/Treasurer (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Peter O’Brien (1) President, Chief Executive Officer, Treasurer, and Secretary	2007	-	-	-	-

(1)  Peter O’Brien resigned as our sole officer and director as of the Closing Date.

Outstanding Equity Awards at Fiscal Year End

    There are no outstanding equity awards at October 30, 2007.

DATA STORAGE CORPORATION EXECUTIVE COMPENSATION SUMMARY

		12/31/2006 Fiscal Year	12/31/2007 Fiscal Year
Name	Title	Annual Salary (US$)	Annual Salary (US$)
Charles M. Piluso	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer & Chairman of the Board	$ 0	$ 0

Jason Nocco	Secretary	$ 79,999	$ 79,230

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings. It is the intention of the company to institute a Stock option plan for directors and key employees during the next twelve months.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PRINCIPAL STOCKHOLDERS

Pre-Closing

The following table sets forth certain information regarding our common stock beneficially owned, prior to the closing of the Exchange Agreement, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except as set forth in this Information Statement, there are not any pending or anticipated arrangements that may cause a change in control. Pre-closing, 6,625,000 shares of our common stock were issued and outstanding immediately prior to the Closing Date.

Name (1)	Number of Shares Beneficially Owned	Percent of Shares (2)
Peter O’Brien	3,000,000	45.3%

All Executive Officers and Directors as a group	3,000,000	45.3%

(1) The address for each person is 13 Falcon Hill, Lovers Walk Tivoli, Cork, Ireland.
(2) Based on 6,625,000 shares of common stock outstanding.

Post-Closing

The following table sets forth certain information regarding our common stock beneficially owned on October 20, 2008, for (i) each stockholder known to be the beneficial owner of 5% or more of Data Storage Corporation’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after the closing of the Exchange Agreement.

Name (1)	Number of Shares Beneficially Owned	Percent of Shares (2)
Charles M. Piluso	65,864,600	75%
Lawrence M. Maglione, Jr.	57,199	*%
Jan Burman	11,065,159 1,401,786 Series A Preferred Shares	12%
Richard P. Rebetti, Jr.	57,199	*%
Scott Burman	2,214,448	2.5%
David Burman	2,214,448	2.5%
Steve Krieger	2,214,448	2.5%
All Executive Officers and Directors as a group (4)	77,044,157	89%

* Less than 1% (1) The address for each person is 875 Merrick Avenue, Westbury, NY 11590.
(2) Based on 87,312,500 shares of common stock outstanding after the closing of the Exchange Agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 250,000,000 shares of Common Stock, par value $.001 and 10,000,000 shares of Preferred Stock, par value $.001. As of October 20, 2008,  87,312,500 shares of Common Stock were issued and outstanding, including shares issued pursuant to the closing of the Exchange Agreement.  There are currently no shares of Preferred Stock issued and outstanding.

        (a)           Common Stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and non-assessable.

        (b)             Preferred Stock.  We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently there are 1,401,786 shares of Series A Preferred Stock issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established current public market for the shares of our common stock.  A symbol was assigned for our securities so that our securities may be quoted for trading on the OTCBB under symbol EUTR.  No trades have occurred through the date of this Report. There can be no assurance that a liquid market for our securities will ever develop. Transfer of our common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future. See “Risk Factors.”

Transfer Agent and Registrar

Island Stock Transfer is currently the transfer agent and registrar for our Common Stock. Its address is 100 Second Avenue South, Suite 705S, St Petersburg, FL 33701. Its phone number is (727) 289-0010.

LEGAL PROCEEDINGS

We are not involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Nevada Revised Statutes provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Please see Item 4.01 of this Current Report on Form 8-K for a description of changes and disagreements with accountants, which is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Exchange Agreement, on October 20, 2008, we issued 83,687,500 shares of our Common Stock and 1,401,786 shares a Series A Preferred Stock to the Data Storage Shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of Data Storage. Such securities were not registered under the Securities Act of 1933. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations of the Data Storage Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Data Storage Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Pursuant to the Exchange Agreement, on October 20, 2008, we issued to the Southridge Investment Group (“Southridge”), warrants to purchase one and one-half percent (1.5%) of the aggregate number of shares of our Common Stock issued in connection with the Exchange Agreement for services rendered at an exercise price of $1.00 per share. Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. We made this determination based on the representations of Southridge, which included, in pertinent part, that Southridge was an "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and that Southridge was acquiring our common stock for investment purposes for its own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Southridge understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01 Change in Registrant’s Certifying Accountant.

On October 20, 2008, we dismissed George Stewart, CPA (“Stewart”) as our independent registered public accounting firm in connection with the reverse merger. We engaged a new independent registered public accounting firm, Rosenberg Rich Baker Berman & Company (“RRBB”) who provided the audit of Data Storage Corporation.  Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and under the Securities Exchange Act of 1934, as amended, the Company reports as follows:

(a)	(i)	Stewart was dismissed as our independent registered public accounting firm effective on October 20, 2008.

(ii)
For the most recent fiscal year ended October 31, 2007, Stewart’s report on the financial statements did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than for a going concern.

(iii)	The dismissal of Stewart and engagement of RRBB was approved by the Company’s Board of Directors.

(iv)
Euro Trend Inc and Stewart did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the audited financials for the fiscal years ended October 31, 2007, and subsequent interim period from November 1, 2007 through the date of dismissal, which disagreements, if not resolved to the satisfaction of Stewart, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(v)	During our fiscal years ended October 31, 2007, and subsequent interim period from November 1, 2007 through the date of dismissal, we did not experience any reportable events.

(b)	On October 20, 2008, we engaged RRBB to be our independent registered public accounting firm.

(i)
Prior to engaging RRBB, we had not consulted RRBB regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with RRBB regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

(ii)	We did not have any disagreements with Stewart and therefore did not discuss any past disagreements with Stewart.

(c)
The Registrant has requested Stewart to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Registrant regarding Stewart. Attached hereto as Exhibit 16.1 is a copy of Stewart’s letter to the SEC dated October 20, 2008.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on October 20, 2008, we issued 83,687,500 shares of our Common Stock and 1,401,786 shares a Series A Preferred Stock to the Data Storage Shareholders, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of Data Storage by the Data Storage Shareholders. As such, immediately following the Exchange, the Data Storage Shareholders held approximately 96% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 of this Current Report dated October 20, 2008, Peter O’Brien, our former President, Chief Executive Officer, Treasurer, Secretary, Principal Accounting Officer, and Chairman resigned from these positions.

Further, effective October 20, 2008, Charles M. Piluso, Lawrence A. Maglione, Richard P. Rebetti, Jr., John Argen, Joseph B. Hoffman, Jan Burman, and Biagio Civale (the “New Euro Trend Directors”) were appointed as members of our board of directors. Finally, effective October 20, 2008, our Directors appointed the following officers:

Name	Age	Position
Charles M. Piluso	55	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer
Jason Nocco	29	Secretary

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective October 20, 2008, Peter O’Brien resigned as the sole member of our board of directors. There were no disagreements between Peter O’Brien and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective October 20, 2008, Peter O’Brien resigned as our President, Chief Executive Officer, Principal Accounting Officer, Secretary, and Treasurer.

(c)   Appointment of Directors

Effective October 20, 2008, the following persons were appointed as members of the Board of Directors:

Name	Age	Position
Charles M. Piluso	55	Chairman of the Board of Directors
Lawrence A. Maglione	46	Director
Richard P. Rebetti, Jr.	42	Director
John Argen	54	Director
Joseph B. Hoffman	51	Director
Jan Burman	56	Director
Biagio Civale	73	Director

Please see also Section 5.02(d) of this current report, whose information is herein incorporated by reference.

(d) Appointment of Officers

Effective October 20, 2008, the directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position
Charles M. Piluso	55	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer
Jason Nocco	29	Secretary

The business background descriptions of the newly appointed officers and directors are as follows:

Charles M. Piluso, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer,  Chairman of the Board and Treasurer

Prior to Data Storage Corporation, Mr. Piluso founded North American Telecommunication Corporation; facilities based Competitive Local Exchange Carrier licensed by the Public Service Commission in ten states, serving as the company's Chairman and President from 1997 to 2000. Between 1990 and 1997, Mr. Piluso served as Chairman & founder of International Telecommunications Corporation, a facilities-based international carrier licensed by the Federal Communications Commission.

Founded International Telecommunications Corporation in 1990 and grew from two employees to 135 employees with $170 million in revenues by 1997. The company had operations, agreements and partnerships in many countries including Russia, Ukraine, Jordan, Israel, United Kingdom, Dominican Republic, Chile and Canada. During his tenure, Mr. Piluso grew the company to the fifth largest international facilities based carrier in the USA within five years.  In 1995 Mr. Piluso sold an interest to Ronald Lauder’s Venture Group and then finally cashed out in 1997 to a Latin America Group.

Mr. Piluso's career in the telecommunications industry began in 1978 when he joined ITT Corporation's Telephone Equipment Division. Over the years, Mr. Piluso was promoted from Sales to Sales Management, Marketing and Business Development in their Long Distance Division until 1984. He left ITT to become the General Manager of the New York region for United Technologies Corporation’s telephone unit.
Mr. Piluso graduated from St. John's University in 1976 with a Bachelor's Degree, received a Master's of Arts in Political Science and Public Administration, and earned a Masters of Business Administration in May 1986. Mr. Piluso was an Instructor Professor at St. John's University from 1986 through 1988 in the College of Business.  Member of the Board of Trustees: Molloy College; Member of the Board of Governors: Saint John’s University; and, received the 2001 Outstanding Alumni Award: Saint John’s University.

Jason Nocco, Secretary

Mr. Nocco joined Data Storage Corporation in 2001 and was promoted to Secretary in 2005. Mr. Nocco is responsible for Data Storage Corporation's Information Technology including Data Center Management, Technical Support Group, Client Installation, Channel Partner Support and Client Help Desk.  Prior to Data Storage Corporation, Mr. Nocco was employed by Cablevision Systems Corporation and The Dime Bank. Jason C. Nocco holds a Bachelors of Science in Computer Technology and Networking from State University of New York.  Mr. Nocco is also a graduate of the Executive MBA program at the Zicklin School of Business of Baruch College.

Lawrence A. Maglione, Director

Mr. Maglione, a co-founder of Data Storage Corporation, is a partner in the accounting firm Eisner & Maglione CPAs, LLC, is a financial management veteran with more than 24 years of experience. Mr. Maglione, a co-founder of Data Storage Corporation, is a financial management veteran with more than 24 years of experience. Prior to joining Data Storage Corporation Mr. Maglione was a co-founder of North American Telecommunications Corporation, a local phone service provider which provides local and long distance telephone services and data connectivity to small and medium sized businesses.

At North American Telecommunications Corporation Mr. Maglione was Chief Financial Officer, Executive Vice President and was responsible for all finance, legal and administration. During his tenor Mr. Maglione successfully raised over $100 million in debt and equity funding for North American Telecommunications Corporation.

Prior to North American Telecommunications Corporation Mr. Maglione spent over 14 years in public accounting and he brings a broad range of experience related to companies in the technology, retail services and manufacturing industries.

Mr. Maglione is a member of American Institute of Certified Public Accountants (AICPA) and the New York State Society of CPAs. He holds a Bachelor of Science degree in Accountancy, a Masters of Science in Taxation and is a Certified Public Accountant.

Richard P. Rebetti, Jr., Director

Prior to working for Data Storage Corporation, Mr. Rebetti was a co-founder of North American Telecommunications Corporation, where he worked from September of 1997 through February of 2001. North American Telecom is a competitive local exchange carrier offering local, long distance and data services to small and medium size businesses.

Mr. Rebetti was responsible for Systems and Technology, which included, Information Systems, Internet services, service delivery and Operational Support Systems. During the initial two years he was also responsible for billing, corporate marketing and client care.

Prior to working for North American Telecommunications Corporation, Mr. Rebetti worked for RSL COM, U.S.A., Inc., formally International Telecommunications Corporation (ITC). He was a co-founder of ITC in May of 1990. During his first 5 years at ITC, he was responsible for setting up and managing the accounting, billing and M.I.S. departments. During his last year and a half at RSL COM, U.S.A., Inc. he was President of RSL Com PriceCall, Inc. RSL Com PriceCall was the enhanced services division of RSL COM, U.S.A., Inc. During his tenure as President of PrimeCall, annual revenue went from $4,000,000 in 1995 to $40,000,000 in 1997.

Mr. Rebetti has a Bachelors of Science Degree in Finance and an Advanced Professional Certificate in Accounting from St. John's University, New York, as well as a Masters of Business Administration in Management from City University of New York, Baruch College.

John Argen, Director

John Argen is a Business Consultant and Developer specializing in the information technology, telecommunications and construction industries. He is a seasoned professional that brings 30 years of experience and entrepreneurial success from working with small business owners to Fortune 500 firms.

From 1992 to 2003, John Argen was the CEO and founder of DCC Systems, a privately held nationwide Technology Design / Build Construction Development and Consulting Solutions firm. Mr. Argen built DCC Systems from the ground up, re-engineering the firm several times to meet the needs of its clientele and enabled DCC Systems to produced gross revenues exceeding 100 million dollars in 2000.

 John has been a guest speaker at numerous corporate seminars and industry shows. He has been featured on NBC’s “Business Now” which accredited his Technology Construction Management methodology as an innovative process for implementing high tech projects on time and within budget.

Prior to DCC Systems Mr. Argen held senior management positions at ITT/Metromedia (15 years) and was VP of Engineering & Operations at DataNet, a Wilcox & Gibbs company (2 years). Throughout his corporate tenure he has worked in Operations, Marketing, Systems Engineering, Telecommunications and Information Technology. In a career that spans 30 years e he has had full responsibility for technology related and construction projects worth over a billion dollars.

John Argen graduated Pace University with a BPS in Finance. His commitment to continued education is reflected in his completion to over 2000 hours of corporate sponsored courses. Mr. Argen also holds a Federal Communication Commission (FCC) Radio Telephone 1st Class License.

Joseph B. Hoffman

Mr. Hoffman, a partner with Kelley Drye & Warren LLP, is a business lawyer with special focus in telecommunications transactions. Mr. Hoffman's practice encompasses a wide variety of issues confronting telecom and technology companies. He advises on purchase and sale of assets and companies as well as financing transactions, including venture capital, equipment leasing and institutional, and executive compensation matters.

He also represents investment companies, real estate developers, lenders and thoroughbred industry interests with respect to various corporate, financing, real estate and tax matters. Mr. Hoffman heads up the Commercial Group in Kelley Drye & Warren's Tysons Corner, Virginia and Washington offices

Jan Burman

Since 1978, Jan Burman has brought a unique style and personal sensitivity to the business of real estate development. He has an insight for spotting hidden opportunities that lesser-trained eyes overlook. This adds up to consistent results: value for partners, dividends for investors, and outstanding properties for tenants and buyers. Among his successes: a divestiture of nearly $140 million in holdings to First Industrial Realty Trust; he conceived and developed LI’s largest independent “golden age” community to date, The Meadows; he co-developed The Bristal, a growing family of prestigious Assisted Living communities; and, over the years, he has collaborated on the purchase and/or development of over 15 million square feet of property, from Canada to Florida. Jan, also a CPA, is the founder, past president and chairman of ABLI, the Association for a Better Long Island, which is an aggressive multi-focus lobby created to protect the economic needs of Nassau and Suffolk Counties. He is also a member of the Corporate Advisory Council for the School of Management at Syracuse University, from where he received his MBA.

Biagio Civale

Mr. Civale has a long, successful career in Telecommunications and as a distinguished Arbitrator with both NASD Regulations, Inc. and the American Arbitration Association. As an Arbitrator over the past 32 years, he has dealt with issues surrounding the performance of and adherence to contracts and relationships and responsibilities between and among Clients and Stockbrokers.

As Vice President of Business Development for North American Telecom, Mr. Civale created new business opportunities and alliances around the globe. As Regional Vice President for RSLCOM, he planned and implemented an international Telecommunications network inter-connecting 22 countries on four continents. And, as VP of International Business Development for International Telecommunications Corporation, he was directly responsible for obtaining operating agreements with 24 countries and reached 5th internationally.

Prior to International Telecommunications Corporation, Mr. Civale held various General Management positions with a number of International Business Concerns. Mr. Civale is fluent in 5 languages, has a degree from the University of Pisa and has studied Law at the University of Florence. Mr. Civale is also a member of the Data Storage Corporation Board of Directors.

Employment Agreements/ Terms of Office

None

Family Relationships

None.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 20, 2008, Board of Directors approved by unanimous written consent a change in our fiscal year end from October 30 to December 31.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, Data Storage Corporation became our wholly owned subsidiary and became our main operational business. Consequently, we believe that the Exchange has caused us to cease to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Unaudited Financial Statements of Data Storage Corporation for the six months ended June 30, 2008 is filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

The Audited Consolidated Financial Statements of Data Storage Corporation as of December 31, 2007 and 2006 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)	SHELL COMPANY TRANSACTIONS

               Reference is made to Items  9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(c)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Certificate of Incorporation of Euro Trend Inc., a Nevada corporation.
3.2	Amended Bylaws of Euro Trend Inc., a Nevada corporation.
10.1	Share Exchange Agreement by and among Euro Trend Inc.; Data Storage Corporation.; and each of the Data Storage Corporation Shareholders, dated October 20, 2008
16.1	Auditor Letter of George Stewart, CPA
99.1	Financial Statements for the Years Ended December 31, 2007 and 2006
99.2	Financial Statements for the Quarter Ended June 30, 2008
99.3	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EURO TREND INC.

Date: June 29, 2009	By:	/s/ Charles M. Piluso
Charles M. Piluso
President, Chief Executive Officer